UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 03, 2023

FTC Solar, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40350	81-4816270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260
Austin, Texas		78759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 737 787-7906

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On April 3, 2023, the Audit Committee (the “Committee”) of the Board of Directors of FTC Solar, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm and approved the appointment of BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2023.

PwC’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the matters that raised substantial doubt about the Company’s ability to continue as a going concern as of December 31, 2021. The substantial doubt about the Company’s ability to continue as a going concern was removed as of December 31, 2022, as the matters were alleviated.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through April 3, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the following material weaknesses that were disclosed as of December 31, 2021 and remediated as of December 31, 2022 relating to (a) the lack of a sufficient complement of experienced personnel with the requisite technical knowledge of public company accounting and reporting for non-routine, unusual or complex transactions which contributed to (b) the lack of a design and operations of adequate controls over the period-end close and financial reporting process including (i) establishment of accounting policies and procedures, (ii) preparation of account reconciliations for certain accounts, (iii) ensuring proper cut-off, (iv) providing for adequate segregation of duties, (v) approving journal entries, and (vi) ensuring adequate financial statement preparation, and (c) ineffective information technology general controls over the information technology ("IT") systems used for the preparation of the financial statements, specifically, we had not designed and maintained (i) program change management controls to ensure that IT program and data changes affecting financial applications and underlying accounting records were identified, tested, authorized and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and that adequately restricted user and privileged access to financial applications, programs and data to appropriate Company personnel; and (iii) testing and approval controls for program development to ensure that new software development was aligned with business and IT requirements.

The Company provided PwC with a copy of the foregoing disclosures and requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of PwC’s letter dated April 6, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through April 3, 2023, neither the Company nor anyone on its behalf has consulted with BDO regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP addressed to the Securities and Exchange Commission, dated April 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTC Solar, Inc.

Date:	April 6, 2023	By:	/s/ Phelps Morris
Phelps Morris Chief Financial Officer